EXHIBIT 4.1

CONSENT OF COUNSEL

To:	APF Energy Trust
The Board of Directors of APF Energy Inc.

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated April 26, 2004 (the “Registration Statement”). We hereby consent to the use of our name and reference to our opinion contained under the heading “Canadian Federal Income Tax Consequences” in the Registration Statement.

April 26, 2004	(Signed) “Parlee McLaws LLP”
Calgary, Alberta	Barristers and Solicitors